Exhibit 99.1

For further information, contact:
Sukhi Nagesh	Holly Zheng
Investor Relations	Media Relations
408-222-8373	408-222-9202
sukhi@marvell.com	hollyz@marvell.com

Marvell Technology Group Ltd. Reports Fourth Fiscal Quarter and Fiscal Year 2014 Financial Results

Santa Clara, Calif. (February 20, 2014) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the fourth fiscal quarter and fiscal year 2014, ended February 1, 2014.

Key Fourth Quarter of Fiscal 2014 and Fiscal Year 2014 Financial Highlights

•	Revenue: Q4 FY 2014 $932 Million; FY 2014, $3.40 Billion

•	GAAP Net Income: Q4 FY 2014, $107 Million; FY 2014, $325 Million

•	GAAP Diluted EPS: Q4 FY 2014, $0.21; FY 2014, $0.64

•	Non-GAAP Net Income: Q4 FY 2014, $151 Million; FY 2014, $530 Million

•	Non-GAAP Diluted EPS: Q4 FY 2014, $0.29; FY 2014, $1.02

•	Free Cash Flow: Q4 FY 2014, $82 Million, FY 2014, $356 Million

First Quarter of Fiscal 2015 Financial Outlook

Marvell’s financial outlook does not include the potential impact of future share repurchases, pending litigation matters, business combinations, asset acquisitions or other investments that may be completed after February 1, 2014.

•	Revenue is expected to be in the range of $870 to $910 Million.

•	GAAP Gross Margin is expected to be in the range of 49.7% +/- 100 bps. Non-GAAP Gross Margin is expected to be in the range of 50.0% +/- 100 bps.

•	GAAP Operating Expenses are expected to be in the range of $370 Million +/- $10 Million. Non-GAAP Operating Expenses to be in the range of $330 Million +/- $10 Million.

•	GAAP Diluted EPS expected to be in the range of $0.14 +/- $0.02. Non-GAAP Diluted EPS expected to be in the range of $0.22 +/- $0.02.

Fourth Quarter of Fiscal 2014 and Fiscal Year 2014 Summary

Revenue for the fourth quarter of fiscal 2014 was $932 million, essentially flat from $931 million in the third quarter of fiscal 2014, ended November 2, 2013, and a 20 percent increase from revenue of $775 million in the fourth quarter of fiscal 2013, ended February 2, 2013.

For the fiscal year ended February 1, 2014, revenue was $3.4 billion, an increase of 7 percent from revenue of $3.17 billion for the fiscal year ended February 2, 2013.

GAAP net income for the fourth quarter of fiscal 2014 was $107 million, or $0.21 per share (diluted), compared with GAAP net income of $103 million, or $0.21 per share (diluted), for the third quarter of fiscal 2014, and $50 million, or $0.09 per share (diluted), for the fourth quarter of fiscal 2013.

For the year ended February 1, 2014, GAAP net income was $325 million, or $0.64 per share (diluted), compared with GAAP net income of $307 million, or $0.54 per share (diluted), for the year ended February 2, 2013.

Non-GAAP net income was $151 million, or $0.29 per share (diluted), for the fourth quarter of fiscal 2014, compared with non-GAAP net income of $163 million, or $0.32 per share (diluted), for the third quarter of fiscal 2014 and $104 million, or $0.19 per share (diluted), for the fourth quarter of fiscal 2013.

For the fiscal year ended February 1, 2014, non-GAAP net income was $530 million, or $1.02 per share (diluted), compared with non-GAAP net income of $498 million, or $0.86 per share (diluted) for the fiscal year ended February 2, 2013.

“Fiscal year 2014 was the start of a turnaround for Marvell as we delivered year over year growth in revenue and profits. We made good progress in a number of critical areas during the year,” said Dr. Sehat Sutardja, Marvell’s Chairman and Chief Executive Officer. “We are investing in advanced technologies that will help drive increased business opportunities and continued revenue and profit growth in all of our target end markets.”

Marvell reports net income, basic and diluted net income per share, in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for all periods presented appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of share-based compensation, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit related costs, and certain one-time expenses and benefits.

GAAP gross margin for the fourth quarter of fiscal 2014 was 49.8 percent, compared to 50.1 percent for the third quarter of fiscal 2014 and 52.2 percent for the fourth quarter of fiscal 2013. GAAP gross margin for fiscal year 2014 was 51.4 percent compared to 52.9 percent for fiscal year 2013.

Non-GAAP gross margin for the fourth quarter of fiscal 2014 was 50.1 percent, compared to 50.3 percent for the third quarter of fiscal 2014 and 53.2 percent for the fourth quarter of fiscal 2013. Non-GAAP gross margin for fiscal year 2014 was 51.8 percent compared to 53.4 percent for fiscal year 2013.

Shares used to compute GAAP net income per diluted share for the fourth quarter of fiscal 2014 were 510 million shares, compared with 501 million shares in the third quarter of fiscal 2014 and 528 million shares in the fourth quarter of fiscal 2013. Shares used to compute GAAP net income per diluted share for fiscal year 2014 were 504 million shares as compared with 563 million shares for fiscal year 2013.

Shares used to compute non-GAAP net income per diluted share for the fourth quarter of fiscal 2014 were 523 million shares, compared with 514 million shares for the third quarter of fiscal 2014 and 544 million shares for the fourth quarter of fiscal 2013. Shares used to compute non-GAAP net income per diluted share for fiscal year 2014 were 519 million shares as compared with 579 million shares for fiscal year 2013.

Cash flow from operations for the fourth quarter of fiscal 2014 was $100 million, compared to the $177 million reported in the third quarter of fiscal 2014 and the $205 million reported in the fourth quarter of fiscal 2013. Free cash flow for the fourth quarter of fiscal 2014 was $82 million, compared to the $157 million reported in the third quarter of fiscal 2014 and the $161 million reported in the fourth quarter of fiscal 2013. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of technology licenses reported under investing and financing activities in the consolidated statement of cash flows.

Marvell paid a quarterly dividend of $0.06 per share on December 23, 2013 to all shareholders of record as of December 12, 2013. Marvell intends to pay its next quarterly dividend of $0.06 per share on March 27, 2014 to all shareholders of record as of March 13, 2014. Developments in on-going litigation could affect Marvell’s ability to pay the dividend on March 27, 2014 under Bermuda law, where Marvell is incorporated. In such an event, the dividend payment could be delayed until such time as Marvell can meet statutory requirements under Bermuda law.

The payment of future quarterly cash dividends on Marvell’s common shares is subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

Conference Call

Marvell will be conducting a conference call on Thursday, February 20, 2014 at 1:45 p.m. Pacific Time to discuss results for the fourth fiscal quarter and fiscal year 2014. Interested parties may join the conference call by dialing 1- 866-318-8620 or 1- 617-399-5139, pass-code 20681461. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until March 19, 2014.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit-related costs, and certain one-time expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/anti-dilutive effects of common stock options and restricted stock units.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties, including Marvell’s expectations and statements regarding: its financial outlook for the first quarter of fiscal 2015; its continued investment in advanced technologies that should help drive increased business opportunities and result in continued revenue and profit growth in all of Marvell’s target end markets; its dividend program including the declaration of, timing of, funding of, payment of and quarterly amount of dividends; and its use of non-GAAP financial measures as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others, Marvell’s reliance on a few customers for a significant portion of its revenue; costs and liabilities relating to current and future litigation; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which our products are incorporated; Marvell’s ability to compete in products and prices in an intensely competitive industry; uncertainty in the worldwide economic conditions; Marvell’s ability to recruit and retain skilled personnel; Marvell’s ability to generate cash flows; and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Annual Report on Form 10-K for the year ended February 1, 2014, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended November 2, 2013 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell is a global leader in providing complete silicon solutions enabling the Smart lifestyle. From mobile communications to storage, cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information please visit www.marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 1,	November 2,	February 2,	February 1,	February 2,
	2014	2013	2013	2014	2013
Net revenue	$931,749	$931,226	$775,294	$3,404,400	$3,168,630
Cost of goods sold	467,752	464,981	370,833	1,654,230	1,493,497

Gross profit	463,997	466,245	404,461	1,750,170	1,675,133
Operating expenses:
Research and development	288,900	296,291	273,685	1,156,885	1,057,445
Selling and marketing	36,665	37,496	42,319	152,698	161,817
General and administrative	26,367	26,589	32,577	106,471	108,514
Amortization and write-off of acquired intangible assets	11,956	10,645	12,268	43,925	52,700

Total operating expenses	363,888	371,021	360,849	1,459,979	1,380,476

Operating income	100,109	95,224	43,612	290,191	294,657
Interest and other income, net	12,617	1,536	6,225	25,566	15,533

Income before income taxes	112,726	96,760	49,837	315,757	310,190
Provision (benefit) for income taxes	6,097	(6,396)	(315)	(9,063)	3,605

Net income	$106,629	$103,156	$50,152	$324,820	$306,585

Basic net income per share	$0.21	$0.21	$0.10	$0.65	$0.55

Diluted net income per share	$0.21	$0.21	$0.09	$0.64	$0.54

Shares used in computing basic earnings per share	497,620	491,979	525,804	496,518	555,310
Shares used in computing diluted earnings per share	510,449	501,189	528,082	504,413	563,123

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	February 1, 2014	February 2, 2013
Assets
Current assets:
Cash, cash equivalents and short-term investments	$1,969,405	$1,918,990
Accounts receivable, net	453,496	330,238
Inventories	347,861	250,420
Prepaid expenses and other current assets	68,458	85,698

Total current assets	2,839,220	2,585,346
Property and equipment, net	356,165	372,971
Long-term investments	16,279	16,769
Goodwill and acquired intangible assets, net	2,078,980	2,121,793
Other non-current assets	160,366	164,885

Total assets	$5,451,010	$5,261,764

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$316,389	$286,552
Accrued liabilities	263,670	261,186
Deferred income	61,747	60,150

Total current liabilities	641,806	607,888
Other non-current liabilities	123,794	169,281

Total liabilities	765,600	777,169

Shareholders’ equity:
Common stock	1,005	1,017
Additional paid-in capital	2,941,650	2,945,643
Accumulated other comprehensive income	597	1,148
Retained earnings	1,742,158	1,536,787

Total shareholders’ equity	4,685,410	4,484,595

Total liabilities and shareholders’ equity	$5,451,010	$5,261,764

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended			Year Ended
	February 1,	February 2,		February 1,	February 2,
	2014	2013		2014	2013
Cash flows from operating activities:
Net income	$106,629	$50,152		$324,820	$306,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,029	26,227		102,605	91,028
Share-based compensation	38,068	36,486		155,873	127,280
Amortization and write-off of acquired intangible assets	12,184	12,268		44,153	52,700
Other expense, net	2,184	957		8,178	7,392
Gain from sale of a product line	(6,975)	—		(6,975)	—
Excess tax benefits from share-based compensation	22	(9)		(20)	(58)
Changes in assets and liabilities:
Accounts receivable	13,233	44,532		(123,258)	77,025
Inventories	32,262	73,468		(97,188)	103,102
Prepaid expenses and other assets	8,365	(15,861)		23,377	132
Accounts payable	(88,520)	2,833		39,791	(24,304)
Accrued liabilities and other non-current liabilities	1,383	(2,272)		(19,127)	8,014
Accrued employee compensation	(19,752)	(24,878)		(5,787)	(20,050)
Deferred income	(24,623)	692		1,597	191

Net cash provided by operating activities	100,489	204,595		448,039	729,037
Cash flows from investing activities:
Purchases of available-for-sale securities	(146,143)	(338,538)		(837,892)	(1,543,902)
Sales and maturities of available-for-sale securities	149,533	517,911		995,039	1,835,655
Net proceeds from sale of a product line	6,306	—		6,306	—
Investments in privately-held companies	—	(3,000)		(1,869)	(8,750)
Cash paid for acquisitions, net	—	—		(2,551)	(1,000)
Purchases of technology licenses	(3,654)	(24,315)		(17,647)	(35,002)
Purchases of property and equipment	(13,310)	(19,096)		(66,593)	(68,186)

Net cash (used in) provided by investing activities	(7,268)	132,962		74,793	178,815
Cash flows from financing activities:
Repurchase of common stock (a)	—	(260,464	)(a)	(376,285)	(936,935)
Proceeds from employee stock plans	107,686	38,692		204,962	104,936
Minimum tax withholding paid on behalf of employees
for net share settlement	(466)	(277)		(10,872)	(10,099)
Dividend payments to shareholders	(29,889)	(31,748)		(119,449)	(98,761)
Payments on technology license obligations	(1,110)	—		(7,411)	—
Excess tax benefits from share-based compensation	(22)	9		20	58

Net cash provided by (used in) financing activities	76,199	(253,788)		(309,035)	(940,801)

Net increase (decrease) in cash and cash equivalents	169,420	83,769		213,797	(32,949)

Cash and cash equivalents at beginning of period	796,330	668,184		751,953	784,902

Cash and cash equivalents at end of period	$965,750	$751,953		$965,750	$751,953

(a)	Marvell records all repurchases as well as investment purchases and sales, based on trade date in accordance with U.S. GAAP. There were no repurchases of common share in the three months ended February 1, 2014.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	February 1,	November 2,	February 2,	February 1,	February 2,
	2014	2013	2013	2014	2013
GAAP net income	$106,629	$103,156	$50,152	$324,820	$306,585
Share-based compensation	38,068	43,201	36,486	155,873	127,280
Amortization and write-off of acquired intangible assets	12,184	10,645	12,268	44,153	52,700
Acquisition-related costs (a)	121	433	295	(62)	4,851
Restructuring and other exit-related costs (b)	947	5,935	154	7,288	1,257
Legal/Tax related matters (c)	—	—	5,008	5,228	5,258
Gain on sale	(6,975)			(6,975)

Non-GAAP net income	$150,974	$163,370	$104,363	$530,325	$497,931

GAAP weighted average shares - diluted	510,449	501,189	528,082	504,413	563,123
Non-GAAP adjustment	12,932	13,014	16,196	14,515	15,442

Non-GAAP weighted average shares diluted (d)	523,381	514,203	544,278	518,928	578,565

GAAP diluted net income per share	$0.21	$0.21	$0.09	$0.64	$0.54

Non-GAAP diluted net income per share	$0.29	$0.32	$0.19	$1.02	$0.86

GAAP gross profit:	$463,997	$466,245	$404,461	$1,750,170	$1,675,133
Share-based compensation	2,597	2,531	2,300	8,863	8,142
Acquisition-related costs (a)	—	—	—	—	2,983
Amortization of acquired intangible assets	228	—	—	228	—
Legal/Tax related matters (c)	—	—	5,698	4,728	5,698

Non-GAAP gross profit	$466,822	$468,776	$412,459	$1,763,989	$1,691,956

GAAP gross margin	49.8%	50.1%	52.2%	51.4%	52.9%
Share-based compensation	0.3%	0.2%	0.3%	0.3%	0.2%
Acquisition-related costs (a)	—	—	—	—	0.1%
Amortization of acquired intangible assets	—	—	—	—	—
Legal/Tax related matters (c)	—	—	0.7%	0.1%	0.2%

Non-GAAP gross margin	50.1%	50.3%	53.2%	51.8%	53.4%

GAAP research and development:	$288,900	$296,291	$273,685	$1,156,885	$1,057,445
Share-based compensation	(27,087)	(30,084)	(24,997)	(109,432)	(87,149)
Acquisition-related costs (a)	(116)	(414)	(262)	205	(1,628)
Restructuring and other exit-related costs (b)	(829)	(4,613)	(1)	(5,442)	(47)
Legal/Tax related matters (c)	—	—	690	—	690

Non-GAAP research and development	$260,868	$261,180	$249,115	$1,042,216	$969,311

GAAP selling and marketing:	$36,665	$37,496	$42,319	$152,698	$161,817
Share-based compensation	(3,162)	(3,738)	(3,683)	(13,940)	(13,278)
Acquisition-related costs (a)	—	—	(14)	(79)	(167)
Restructuring and other exit-related costs (b)	—	(795)	—	(795)	3

Non-GAAP selling and marketing	$33,503	$32,963	$38,622	$137,884	$148,375

GAAP general and administrative:	$26,367	$26,589	$32,577	$106,471	$108,514
Share-based compensation	(5,222)	(6,848)	(5,506)	(23,638)	(18,711)
Acquisition-related costs (a)	(5)	(19)	(19)	(64)	(73)
Restructuring and other exit-related costs (b)	(118)	(527)	(153)	(1,051)	(1,213)
Legal/Tax related matters (c)	—	—	—	(500)	(250)

Non-GAAP general and administrative	$21,022	$19,195	$26,899	$81,218	$88,267

(a)	Acquisition-related costs include the step-up in fair value of acquired inventory that was sold during the year ended February 2, 2013, the amortization of retention bonuses required by the terms of an acquisition and the release of a $1.5 million liability for contingent milestone that was not met during the year ended February 1, 2014.
(b)	Restructuring and other exit-related costs include costs that qualify under U.S. GAAP as restructuring costs, as well as operating expenses related to assets classified as held-for-sale that did not qualify as discontinued operations.
(c)	Legal/Tax related matters include settlement fees related to litigation matters. The amounts recorded do not relate to Marvell’s litigation with Carnegie Mellon University.
(d)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the potential benefits of stock-based compensation costs expected to be incurred in future periods but not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP Outlook

(Unaudited)

(In millions, except per share amounts)

Q1 FY2015
Outlook
Note : Amounts represent the midpoint of the expected range

GAAP gross margin	49.7%
Share-based compensation, acquisition related costs, and other	0.3%

Non-GAAP gross margin	50.0%

Q1 FY2015
Outlook
GAAP operating expenses	$370
Share-based compensation, acquisition-related costs, restructuring, amortization of intangible assets and other	(40)

Non-GAAP operating expenses	$330

Q1 FY2015
Outlook
GAAP diluted earnings per share	$0.14
Share-based compensation, acquisition-related costs, restructuring, amortization of intangible assets and other	0.08

Non-GAAP diluted earnings per share	$0.22